Exhibit 10.11

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made as of this 25th day of April, 2011 by between Sovereign Holdings, Inc. (the “Company”) and Carl Sparks (the “Grantee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the grant of a special equity award in the form of a restricted shares of the Company’s common stock (“Common Stock”), par value US$.01 per share, subject to the restrictions set forth in this Agreement and the Management Stockholders’ Agreement, as defined below (the “Restricted Stock”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth in this Agreement and the Management Stockholders’ Agreement as defined below, the Company hereby grants to the Grantee 354,191 shares of Restricted Stock.

2. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” shall mean any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”), for so long as such entity is so related, including without limitation any Affiliate.

(c) “Cause” shall have the meaning set forth in the Grantee’s effective employment agreement with the Company or any Affiliated Entity as of the Grant Date. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(d) “Change in Control” shall have the meaning set forth in the Grantee’s effective employment agreement with the Company or any Affiliated Entity as of the Grant Date.

(e) “Disability” shall have the meaning set forth in the Grantee’s effective employment agreement with the Company or any Affiliated Entity as of the Grant Date.

(f) “Employment” shall mean employment with the Company or any Affiliated Entity, and shall include the provision of services as a director or consultant for the Company or any Affiliated Entity. A Grantee’s Employment shall terminate on the date the Grantee is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employee” and “Employed” shall have correlative meanings.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Good Reason” shall have the meaning set forth in the Grantee’s effective employment agreement with the Company or any Affiliated Entity as of the Grant Date.

(i) “Majority Stockholder”. For purposes of this Agreement, the Majority Stockholder shall mean, collectively or individually, as the context requires, TPG Partners IV, L.P., TPG Partners V, L.P., Silver Lake Technology Partners II, L.P., Silver Lake Partners II, L.P. and/or their respective affiliates.

(j) “Qualifying Termination” shall mean (i) a termination of the Grantee’s Employment by the Company (and all then-Affiliated Entities) without Cause or by the Grantee for Good Reason, (ii) a termination of the Grantee’s employment by all entities that were, immediately prior to a Change in Control, Affiliated Entities and cease, upon the Change in Control, to be Affiliated Entities, without Cause or by the Grantee for Good Reason, or (iii) a termination of the Grantee’s Employment in the event of the Grantee’s death or Disability, in each of (i), (ii) or (iii) at any time following a Change in Control. It is understood that the Grantee shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Grantee remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing such Change in Control immediately prior to such Change in Control.

3. Grant Date. The Grant Date of the shares of Restricted Stock hereby granted is April 25, 2011.

4. Rights of the Grantee. The Grantee’s rights with respect to all the shares of Restricted Stock shall not vest and will remain forfeitable at all times prior to the Vesting Date (as defined below). Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the shares of Restricted Stock, including without limitation the right to vote the shares of Restricted Stock, if any, and the right to receive dividends or other distributions thereon. Prior to the Vesting Date, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any portion of the shares of Restricted Stock.

5. Vesting. The shares of Restricted Stock shall vest and no longer be forfeitable as follows: one third (1/3) shall vest on the first anniversary of the Grant Date, and the remainder shall vest in equal installments of one third (1/3) at the end of each of the second and third anniversaries of the Grant Date, until 100% of the Restricted Stock is fully vested, subject in all cases to the Grantee’s continued Employment through each such date (each such date, a “Vesting Date”). Unless the Board determines otherwise, vesting of the Restricted Stock may be suspended during any leave of absence as may be set forth by Company policy, if any. In the event of a Qualifying Termination, the Restricted Stock shall immediately vest and no longer be forfeitable as of such Qualifying Termination, subject to the provisions of the Management Stockholder’s Agreement.

5.1 Delivery of Shares. The Company shall issue certificates, or make a “book entry” on the books and records of the Company, representing the shares of Restricted Stock issued and held by each Grantee; provided that prior to the Vesting Date, the shares of Restricted Stock shall be held by the Company in escrow (together with any stock transfer powers which the Company may request of the Grantee) and shall remain in the custody of the Company until (a) their delivery (in either certificate or “book entry” form) to the Grantee upon the Vesting Date; or (b) their forfeiture as set forth above. The shares of Restricted Stock shall at all times be subject to the terms and conditions of the Management Stockholders’ Agreement.

6. Conditions to the Award of Shares of Restricted Stock.

6.1 Stockholders’ Agreement. As a condition to the Grantee’s right to receive any shares of Restricted Stock, the Grantee shall be required to enter into (or shall have previously entered into) the Management Stockholders’ Agreement by and among the Company, the Majority Stockholder and the Management Stockholders (as defined therein) (the “Management Stockholders’ Agreement”), which Management Stockholders’ Agreement is attached hereto. By signing this Agreement, the Grantee agrees to be bound by the Management Stockholders’ Agreement, but this grant of shares of Restricted Stock is conditioned upon the Grantee executing both this Agreement and the Management Stockholders Agreement and returning the executed agreements to the Company on or before May 25, 2011.

6.2 Section 83(b) Election. The Grantee agrees, as a condition to the Grantee’s right to receive shares of Restricted Stock, not to make an election pursuant to Section 83(b) of the Code with respect to the shares of Restricted Stock granted pursuant to this Agreement; if the Grantee makes any such Section 83(b) election following the Grant Date, the shares of Restricted Stock granted hereunder shall immediately and automatically be forfeited, without compensation therefore.

7. Adjustment.

7.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company or any Affiliated Entity, the Board shall make such equitable adjustments with respect to the number of shares of Restricted Stock, as the Board, in its good faith discretion, considers appropriate to prevent the enlargement or dilution of rights.

7.2 Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the shares of Restricted Stock outstanding on the date of such merger or consolidation shall pertain to and apply to (on the same terms and conditions as apply to the shares of Restricted Stock, unless otherwise determined by the Board) the securities that a holder of the number of shares of Common Stock underlying the shares of Restricted Stock would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the shares of Restricted Stock shall not be affected by such transaction).

7.3 Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall, in its good faith discretion, (a) have the power to provide for the exchange of the shares of Restricted Stock outstanding immediately prior to such event (whether or not then exercisable) for shares of Restricted Stock on some or all of the property for which the Common Stock is exchanged and, incident thereto, make such equitable adjustment to the shares of Restricted Stock and this Agreement, as determined by the Board; and/or, (b) if appropriate, cancel, effective immediately prior to such event, the shares of Restricted Stock (whether or not vested) and in full consideration of such cancellation pay to the Grantee an amount in cash, with respect to each share of Restricted Stock, equal to the value, as determined by the Board in its good faith discretion, of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event, as the Board may consider appropriate to prevent dilution or enlargement of rights.

7.4 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 7.1 through 7.4 hereof, or in the event any change in the capitalization of the Company or a corporate change referred to in Sections 7.1 through 7.4 hereof requires it, notwithstanding the provisions of Sections 7.1 through 7.4 above, the Board shall make such adjustments to the shares of Restricted Stock or the terms of this Agreement as the Board determines appropriate in order to prevent dilution or enlargement of rights.

7.5 No Other Rights. Except as expressly provided in this Agreement, the Grantee shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, or any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided herein, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the shares of Restricted Stock.

7.6 Adjustments to Common Stock. As used herein, references to the terms “Common Stock” or “shares of Restricted Stock” shall also be references to securities of any kind whatsoever received in exchange for, and securities of any kind whatsoever, or other property, including cash, received as a dividend on or other distribution in respect of, such shares of Common Stock or shares of Restricted Stock.

7.7 Savings Clause and Intention of this Section 7. No provision of this Section 7 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code and the Company, upon reasonable request from the Grantee, shall amend this Agreement as necessary to comply with Section 409A of the Code, but maintain the economic intent thereof. Furthermore, any election to adjust, modify, exchange, substitute or redeem the Restricted Stock shall be done in a manner that is compliant with and only to the extent permitted by the provisions of Section 424 of the Code, with respect to individuals subject to taxation in the U.S.

8. Disclaimer of Rights. No provision in this Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliated Entity, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliated Entity either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment between any individual and the Company or an Affiliated Entity.

9. Withholding of Taxes. To satisfy any federal, state, or local taxes or withholding of any kind required by law to be withheld with respect to any vesting, payments, distributions and property transferred under this Agreement, the Company shall have the right to (i) deduct an amount from payments of any kind otherwise due to the Grantee; or (ii) require the Grantee to deliver to the Company an amount in cash, in any case as determined by the Company in its sole discretion, sufficient to satisfy any such obligation and the Grantee shall have the right to satisfy such obligation by surrendering to the Company vested shares of Common Stock having an aggregate Fair Market Value (as such term is defined in the Company’s Stock Incentive Plan) equal to such taxes.

10. Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11. Representations. The Grantee hereby represents and warrants to the Company and its Affiliated Entities that: (a) the Grantee is aware that this Agreement and the Management Stockholders’ Agreement provide significant restrictions on the ability of the Grantee to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber the shares of Restricted Stock; (b) the Grantee has duly executed and delivered this Agreement and the Management Stockholders’ Agreement; and (c) the Grantee’s authorization, execution, delivery, and performance of this Agreement and the Management Stockholders’ Agreement does not conflict with any other agreement or arrangement to which the Grantee is a party or by which it is bound.

12. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Agreement and the Management Stockholders’ Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

16. Notice. All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement shall be delivered in accordance with the requirements of the Management Stockholders’ Agreement.

17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement as of the day and year first written above.

SOVEREIGN HOLDINGS, INC.

/s/ Paul Rostron
By:	Paul Rostron
Title:	EVP, Human Resources

GRANTEE

/s/ Carl Sparks
Carl Sparks